                                                             CERBCO, Inc.
                                     CONSOLIDATING SCHEDULE - STATEMENTS OF OPERATIONS INFORMATION
                                                   THREE MONTHS ENDED MARCH 31, 1999
                                                              (unaudited)

                                                        CERBCO, Inc.                         CERBCO, Inc.      Insituform East,
                                                        Consolidated       Eliminations      Unconsolidated      Incorporated

Sales                                                 $   4,993,149        $         0     $            0       $     4,993,149
                                                      -------------        -----------     --------------       ---------------

Costs and Expenses:
  Cost of sales                                           5,325,240                  0                  0             5,325,240
  Selling, general and administrative expenses            1,365,512                  0            215,048             1,150,464
                                                      -------------        -----------     --------------       ---------------
    Total Costs and Expenses                              6,690,752                  0            215,048             6,475,704
                                                      -------------        -----------     --------------       ---------------

Operating Loss                                           (1,697,603)                 0           (215,048)           (1,482,555)
Investment Income                                           192,699    (A)     (11,259)           192,162                11,796
Interest Expense                                             (7,075)   (A)      11,259                  0               (18,334)
Other Income (Expense) - net                                147,864                  0             93,913                53,951
                                                      -------------        -----------     --------------       ---------------

Earnings (Loss) Before Non-Owned Interests and
    Income Taxes                                         (1,364,115)                 0             71,027            (1,435,142)

Non-Owned Interest in Pretax Loss of
    Midsouth Partners                                       430,060                  0                  0               430,060
                                                      -------------        -----------     --------------       ---------------

Earnings (Loss) Before Non-Owned Interests in
    Insituform East and Income Taxes                       (934,055)                 0             71,027            (1,005,082)

Credit for Income Taxes                                    (392,000)                 0                  0              (392,000)
                                                      -------------        -----------     --------------       ---------------

Earnings (Loss) Before Non-Owned Interests in
    Insituform East                                        (542,055)                 0             71,027              (613,082)

Non-Owned Interests in Loss of Insituform East              400,018    (B)     400,018                  0                     0
                                                      -------------        -----------     --------------       ---------------

                                  NET EARNINGS (LOSS) $    (142,037)        $  400,018     $       71,027       $      (613,082)
                                                      =============         ==========     ==============       ===============

                                                             CERBCO, Inc.
                                     CONSOLIDATING SCHEDULE - STATEMENTS OF OPERATIONS INFORMATION
                                                   NINE MONTHS ENDED MARCH 31, 1999
                                                              (unaudited)

                                                        CERBCO, Inc.                         CERBCO, Inc.      Insituform East,
                                                        Consolidated       Eliminations      Unconsolidated      Incorporated

Sales                                                  $ 16,939,195        $         0     $            0       $    16,939,195
                                                      -------------        -----------     --------------       ---------------

Costs and Expenses:
  Cost of sales                                          15,406,481                  0                  0            15,406,481
  Selling, general and administrative expenses            3,821,849                  0            573,903             3,247,946
                                                      -------------        -----------     --------------       ---------------
    Total Costs and Expenses                             19,228,330                  0            573,903            18,654,427
                                                      -------------        -----------     --------------       ---------------

Operating Loss                                           (2,289,135)                 0           (573,903)           (1,715,232)
Investment Income                                           678,807    (A)     (11,259)           639,210                50,856
Interest Expense                                            (30,973)   (A)      11,259                  0               (42,232)
Other Income (Expense) - net                                250,505                  0             49,979               200,526
                                                      -------------        -----------     --------------       ---------------

Earnings (Loss) Before Non-Owned Interests and
    Income Taxes                                         (1,390,796)                 0            115,286            (1,506,082)

Non-Owned Interest in Pretax Loss of
    Midsouth Partners                                       512,408                  0                  0               512,408
                                                      -------------        -----------     --------------       ---------------

Earnings (Loss) Before Non-Owned Interests in
    Insituform East and Income Taxes                       (878,388)                 0            115,286              (993,674)

Provision (Credit) for Income Taxes                        (358,000)                 0             30,000              (388,000)
                                                      -------------        -----------     --------------       ---------------

Earnings (Loss) Before Non-Owned Interests in
    Insituform East                                        (520,388)                 0             85,286              (605,674)

Non-Owned Interests in Loss of Insituform East              395,184    (D)     395,184                  0                     0
                                                      -------------        -----------     --------------       ---------------

                                  NET EARNINGS (LOSS) $    (125,204)        $  395,184     $       85,286       $      (605,674)
                                                      =============         ==========     ==============       ===============

                                                             CERBCO, Inc.
                                          CONSOLIDATING SCHEDULE - BALANCE SHEET INFORMATION
                                                            MARCH 31, 1999
                                                              (unaudited)

                                                        CERBCO, Inc.                        CERBCO, Inc.      Insituform East,
                                                        Consolidated       Eliminations     Unconsolidated    Incorporated
                           ASSETS
-------------------------------------------------

Current Assets:
  Cash and cash equivalents                            $  17,457,135          $      0     $   16,801,612       $       655,523
  Accounts receivable                                      6,525,616                 0                  0             6,525,616
  Inventories                                              1,460,841                 0                  0             1,460,841
  Prepaid and refundable taxes                               787,896                 0                  0               787,896
  Prepaid expenses and other                                 394,285                 0             50,000               344,285
                                                       -------------       -----------     --------------       ---------------
                              TOTAL CURRENT ASSETS        26,625,773                 0         16,851,612             9,774,161

Investment in and Advances to Subsidiary:
  Investment in subsidiary                                         0    (F) (7,607,506)         7,607,506                     0
  Intercompany receivables and payables                            0                 0          1,208,521            (1,208,521)

Property, Plant and Equipment - net of
  accumulated depreciation                                11,342,041                 0             89,381            11,252,660

Other Assets:
  Excess of acquisition cost over value of net
    assets acquired - net                                  2,254,739     (F) 2,254,739                  0                     0
  Cash surrender value of SERP life insurance              1,601,893                 0          1,532,360                69,533
  Deposits and other                                          98,489                 0             44,489                54,000
                                                      ==============       ===========     ==============       ===============
                                      TOTAL ASSETS    $   41,922,935      $ (5,352,767)    $   27,333,869       $    19,941,833
                                                      ==============      ============     ==============       ===============

            LIABILITIES AND STOCKHOLDERS' EQUITY
-------------------------------------------------------------

Current Liabilities:
  Partner's loans to Midsouth Partners                $      200,000                 0                  0               200,000
  Accounts payable and accrued liabilities                 2,916,106                 0            63,495             2,852,611
  Income taxes payable                                     1,061,432                 0          1,046,708                14,724
  Current portion of capital lease obligations                40,142                 0                  0                40,142
                                                       -------------       -----------     --------------       ---------------
                         TOTAL CURRENT LIABILITIES         4,217,680                 0          1,110,203             3,107,477

Long-Term Liabilities:
  Capital lease obligations                                   73,995                 0                  0                73,995
  Deferred income taxes                                      732,000                 0                  0               732,000
  Accrued SERP liability                                     788,197                 0            742,701                45,496
                                                       -------------       -----------     --------------       ---------------
                                 TOTAL LIABILITIES         5,811,872                 0          1,852,904             3,958,968
                                                       -------------       -----------     --------------       ---------------

Non-Owned Interests:                                      10,840,588  (D)(F) 9,653,936                  0             1,186,652
                                                       -------------       -----------     --------------       ---------------

Stockholders' Equity:
  Common stock                                               118,697    (F)   (175,486)           118,697               175,486
  Class B stock                                               29,598    (F)    (11,904)            29,598                11,904
  Additional paid-in capital                               7,742,959    (F) (4,000,424)         7,742,959             4,000,424
  Retained earnings                                       17,379,221 (E)(F)(12,008,502)        17,589,711            11,798,012
  Treasury stock                                                   0    (F)  1,189,613                  0            (1,189,613)
                                                       -------------       -----------     --------------       ---------------
                        TOTAL STOCKHOLDERS' EQUITY        25,270,475       (15,006,703)        25,480,965            14,796,213
                                                       -------------       -----------     --------------       ---------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $  41,922,935       $(5,352,767)    $   27,333,869       $    19,941,833
                                                       =============       ===========     ==============       ===============

                                                             CERBCO, Inc.
                                                   CONSOLIDATING ELIMINATION ENTRIES
                                                            MARCH 31, 1999
                                                              (unaudited)

                                  (A)
Investment income                                                                     $11,259
    Interest expense                                                                                       $11,259
To eliminate interest expense paid by Insituform East to CERBCO in the three months and nine months ended March 31, 1999.

                                  (B)
Non-owned interests                                                                  $400,018
    Non-owned interests in loss of subsidiary                                                             $400,018
To record non-owned interests in loss of Insituform East for the three months ended March 31, 1999.

                                  (C)
Current quarter earnings adjustments                                                 $400,108
    Retained earnings                                                                                     $400,018
To close out impact of eliminating entries on current quarter's statement of operations.

                                  (D)
Non-owned interests                                                                  $395,184
    Non-owned interests in loss of subsidiary                                                             $395,184
To record non-owned interests in loss of Insituform East for the nine months ended March 31, 1999.

                                  (E)
Current quarter earnings adjustments                                                 $395,184
    Retained Earnings                                                                                     $395,184
To close out impact of eliminating entries on six month's
statement of operations.

                                  (F)
Common stock                                                                         $175,486
Class B stock                                                                          11,904
Additional paid-in capital                                                          4,000,424
Retained earnings                                                                  12,403,686
Excess of acquisition cost over value of net assets acquired                        2,254,739
    Treasury stock                                                                                      $1,189,613
    Non-owned interests                                                                                 10,049,120
    Investment in subsidiary                                                                             7,607,506
To eliminate investments in consolidated subsidiaries.